EX-99.CODE ETH

                             AMSTAR INVESTMENT TRUST

                  PRINCIPAL EXECUTIVE AND PRINCIPAL ACCOUNTING
                             OFFICERS CODE OF ETHICS

I. INTRODUCTION

     This Code of Ethics (the "Code") has been prepared pursuant to Section 406 of the Sarbanes-Oxley Act and Form N-CSR and embodies the commitment of the Trust to conduct its business with the highest ethical standards and in accordance with all applicable governmental laws, rules and regulations. The Trust's Principal Executive Officers, Principal Financial Officers, Principal Accounting Officers or persons performing similar functions (collectively, the "Principal Officers") are expected to adhere to the principles and procedures set forth in this Code.

II. COMPLIANCE WITH THIS CODE AND REPORTING

     The Principal Officers should strive to identify and raise potential issues before they lead to problems, and should ask about the application of this Code whenever in doubt. Any Principal Officer who becomes aware of any existing or potential violation of this Code shall promptly notify the Trust's Audit Committee of the Board of Trustees. The Trust will take such disciplinary or preventive action as they deem appropriate up to and including dismissal to address any existing or potential violation of this Code brought to their attention, including notifying the appropriate enforcement authorities in the event of criminal or other serious violations of law. The Trust will not tolerate retaliation for reports made in good faith.

     Any questions relating to how these policies should be interpreted or applied should be addressed to the Trust's Audit Committee.

III. PERSONAL CONFLICTS OF INTEREST

     A "personal conflict of interest" occurs when a Principal Officer's private interest improperly interferes with the interests of the Trust. Personal conflicts of interest are prohibited as a matter of Trust policy, unless the Trust's Audit Committee has approved them. In particular, a Principal Officer must never use or attempt to use his or her position with the Trust to obtain any improper personal benefit for himself or herself, for his or her family members, or for any other person, including loans or guarantees of obligations, from any person or entity.

     Any  Principal   Officer  who  is  aware  of  a  material   transaction  or
relationship that could reasonably be expected to give rise to a conflict of interest must discuss the matter promptly with the Trust's Audit Committee.

IV. PUBLIC DISCLOSURE

     Information in the Trust's public communications, including filings with the U.S. Securities and Exchange Commission, must be full, fair, accurate, timely and


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understandable. The Principal Officers are responsible for acting in furtherance of this policy. In particular, these individuals are required to maintain familiarity with the disclosure requirements applicable to the Trust and are prohibited from knowingly misrepresenting, or causing others to misrepresent, material facts about the Trust to others, whether within or outside the Trust, including the Trust's independent auditors. In addition, any Principal Officer who has a supervisory role in the Trust's disclosure process has an obligation to discharge his or her responsibilities diligently, including closely reviewing and critically analyzing the information to be disclosed.

V. COMPLIANCE WITH LAW

     The Trust must comply with applicable governmental laws, rules and regulations in all material respects. The Principal Officers are required to maintain familiarity with these legal requirements and are responsible for acting in furtherance of this policy.

VI. WAIVERS OF THIS CODE

     From time to time, the Trust may waive certain provisions of this Code. Any Principal Officer who believes that a waiver may be called for should discuss the matter with the Trust's Audit Committee. Waivers for Principal Officers may be made only by the Trust's Board of Trustees or the Audit Committee, and will be disclosed to shareholders as required by the federal securities laws.

VII. CONCLUSION

     Protecting the Trust's integrity is an important responsibility of the Principal Officers. Accordingly, each Principal Officer is required to certify to the Trust annually on the attached Schedule A that he or she has read, understood, and followed this Code.

     The Audit Committee shall report at least quarterly to the Board of Trustees any violation of, or waiver from, this Code.

     This Code shall be reviewed annually by the Board of Trustees.



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                                   Schedule A
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TO: Amstar Investment Trust



FROM:
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      Please print or type your name


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     I hereby certify that I have read and  understand  the Principal  Executive and Principal Accounting Officer's Code of Ethics for Amstar Investment Trust. I further certify that since any prior certification of the Code of Ethics, I have complied with the policies and procedures as in effect during that time, and agree going forward to comply with the policies and procedures of the Code of Ethics.



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                                                          Signature



Date:
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